SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): March 9, 2004

                       First Cash Financial Services, Inc.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

         0-19133                                          75-2237318
         -------                                          ----------
(Commission File Number)                       (IRS Employer Identification No.)

             690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
             -------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (817) 460-3947
                                 --------------
              (Registrant's telephone number, including area code)

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Item 5. Other Events

On March 9, 2004, the Board of Directors of First Cash Financial Services, Inc. (the "Company") approved a three-for-two split of the Company's common stock in the form of a common stock dividend. As a result of the stock split, shareholders will receive one additional common share for every two shares held on the record date of March 22, 2004. Upon completion of the split, the number of common shares outstanding will be approximately 15.7 million. The additional shares will be mailed or delivered on or about April 5, 2004, by the Company's transfer agent, Registrar & Transfer Company. Fractional shares will be settled in cash. The ex-split date is April 6, 2004, which is the date First Cash's common shares will trade on Nasdaq at the new split-adjusted price. On March 12, 2004, First Cash Financial Services, Inc. issued a press release announcing the stock split which is attached hereto as Exhibit 99.1

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 15, 2004               FIRST CASH FINANCIAL SERVICES, INC.
                                    (Registrant)

                                    R. DOUGLAS ORR
                                    ----------------------------
                                    R. Douglas Orr
                                    Chief Accounting Officer


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